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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of King Pharmaceuticals, Inc. of our report dated February 15, 1999 (except Note 20 for which the date is March 3, 1999 and Note 21 for which the date is November 11, 1999) relating to the financial statements appearing in the Company's Form 8-K dated December 10, 1999. We also consent to the references to us under the headings "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP




Greensboro, NC
December 10, 1999